EXHIBIT 10.20

NOTE AGREEMENT

$200,000                                                              Houston, Texas                                                       May 3, 2006

For value received, TOMMY ALLEN (“Maker”), promises to pay to the order of Unicorp, Inc. (“Lender”), the sum of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), in legal and lawful money of the United States of America, together with interest thereon at the rate of six percent (6%) per annum. Interest on the unpaid principal balance shall accrue from the date hereof. Interest will be calculated on the basis of a 365-day year and actual number of days elapsed.

Payment of accrued and outstanding interest and the principal are due on May 3, 2007 (“Maturity”); provided however, that on and after August 3, 2006, Lender can accelerate the Maturity in its sole discretion to a date no earlier than 20 business days after giving Maker written notice. Each payment shall be credited first on the interest then due, and the remainder on the principal sum outstanding, and interest shall cease on any principal amount prepaid. The obligations under this Note are secured by 19,690,000 shares of Unicorp common stock pursuant to a security agreement dated the date hereof.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

Maker shall be in default under this Note if any interest or principal payment required under this Note is not paid when due, and such default is not cured within ten (10) business days after receipt of notice of such late payment, in which case the Lender may declare all sums due under this Note to be immediately due and payable, and may exercise any and all available remedies.

It is the intention of the parties hereto to comply with the usury laws applicable to this Note; accordingly, it is agreed that notwithstanding any provision to the contrary in this Note or in any of the documents securing payment hereof, if any, no such provision shall require the payment or permit the collection of interest in excess of the maximum rate permitted by law. If any excess of interest is provided for, contracted for, charged for, or received or adjudicated to be provided for, contracted for, or received, then the provisions of this paragraph shall govern and control and neither the Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such express interest. Any such excess interest which may have been collected shall be, at the Holder’s option, either (1) applied as credit against the then unpaid principal amount hereof or (2) refunded to the Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as they are now or subsequently construed by the courts of the State of Texas.

If this Note is not paid at Maturity, regardless of how the Maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy, or any other judicial proceedings, or is placed in the hands of an attorney for collection, Maker shall pay, in addition to all other amounts owing under this Note, all actual expenses of collection, all court costs, and reasonable attorney’s fees incurred by Lender.

This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. In the event that any provision contained in this Note conflicts with applicable law, such conflict shall not affect the other provisions of this Note that can be given effect without the conflicting provisions. To this end, the provisions of this Note are declared to be severable.

This Note shall be governed by the laws of the State of Texas. Any action brought by either party against the other party to enforce or interpret this Note shall be brought in an appropriate court in Houston, Harris County, Texas.

MAKER:      LENDER:

TOMMY ALLEN     UNICORP, INC.

/s/ Tommy Allen     By:/s/ Kevan Casey
Tommy Allen      Name: Kevan Casey
                Title: CEO

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SECURITY AGREEMENT

1. Security Interest. Tommy Allen (hereinafter called “Debtor”), for value received and in consideration for borrowing money pursuant to a note agreement executed as of the date hereof, hereby grants to the holder of a $200,000 principal amount promissory note (“Noteholder,” “Secured Party” or “Lender”), as security for the payment and performance of all obligations (the “Obligation”) under the Note (as defined in Section 3 below). Debtor grants to the Noteholder a security interest in the following: (hereinafter called “Collateral”):

•	19,690,000 shares of Unicorp, Inc. common stock, valued at $ .0101574 per share (irrespective of what the shares of Unicorp common stock may trade for in the open market).

The Debtor shall, at its own cost and expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Secured Party in the Collateral and the priority thereof against any lien.

2. Terms. The security interest granted by this Security Agreement is referred to as the “Security Interest.” The term “Code” refers to the Texas Business and Commerce Code. Unless otherwise defined, each term used herein has the meaning assigned to it in the Code.

3.	Note. This Security Interest is granted to Secured Party to secure the prompt and unconditional payment and performance of the Obligation of Debtor now or hereafter accruing under the $200,000 principal amount of a loan dated the date hereof from Lender to Debtor (“Note”), and all renewals, rearrangements, modifications and extensions of the Note.

4. Perfection of Security Interest. Debtor shall deliver to Lender the stock in certificate form representing the Collateral, accompanied by stock powers duly executed by the Debtor in blank, and shall execute and deliver such financing statements and other documents as may be reasonably requested by the Lender to perfect the Security Interest.

5. Title and Authority. Debtor represents and warrants to Secured Party that: (i) he owns good and indefeasible title to the Collateral free and clear of any other security interest, lien, encumbrance or option; (ii) has authority to grant a security interest in the Collateral to Secured Party in the manner provided herein and free and clear of any other security interest, lien, encumbrance or option; (iii) he has not created nor does he have knowledge of any existing security interest, lien, encumbrance or option with respect to the Collateral; (iv) no financing statement or other security instrument is on file in any jurisdiction covering the Collateral; and (v) his grant of the Security Interest to Secured Party in the manner provided herein will not result in the creation or imposition of any other security interest, lien, encumbrance or option upon the Collateral.

6. Other Security. No security taken hereafter as security for payment or performance of the Obligations will impair in any manner or affect this Security Agreement.

7. Event of Default. If Debtor fails to perform any material obligation under this Security Agreement or the Note, such occurrence will constitute an “Event of Default.”

8. Secured Party’s Sale of Collateral. If the Note becomes due and payable and remains unpaid, Secured Party may at any time foreclose on the collateral and apply the value of the Collateral (as set forth in Section 1 above) against the outstanding indebtedness. Whenever an Event of Default shall exist, the Note shall be immediately due and payable and the Lender may from time to time exercise any rights and remedies available to it hereunder, under the Notes, or applicable law. Debtor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings, or process of law in connection with the exercise by the Lender of any of its rights and remedies upon the existence of an Event of Default. Any proceeds of any of the Collateral may be applied by the Lender to the payment of expenses incurred in connection with enforcing its rights or remedies with respect to the Collateral, including reasonable attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by the Lender toward the payment of the Notes, and in such order of application as the Lender may from time to time elect. The Lender may from time to time, at its option, perform any agreement, obligation or covenant of Debtor hereunder which Debtor shall fail to perform, and take any other action which the Lender reasonably deems necessary for the maintenance or preservation of any of the Collateral or its interest therein, and Debtor agrees to reimburse the Lender for all reasonable expenses of the Lender in connection with the foregoing, together with interest thereon at the interest rate set forth in the Notes from the date of notice thereof to Debtor until reimbursed.

9. Security Interest Absolute. All rights of the Secured Party set forth in this Agreement and the Notes, including the Security Interest and all obligations of the Debtor hereunder, including the Obligations, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any portion of this Agreement or the Notes, or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement or instrument, (c) any exchange, release or non-perfection of any lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor, in whole or in part, in respect of any obligations under or this Agreement or the Notes.

10. Choice of Law. This Agreement has been made in and will be governed by the laws of the State of Texas, without regard to its conflicts of law principles, and applicable international or federal law in all respects, including matters of construction, validity, enforcement and performance, and may not be amended (nor may any of its terms be waived) except in writing duly signed by Secured Party or an authorized officer of Secured Party and by Debtor.

11. Waiver. Neither Secured Party’s acceptance of partial or delinquent payment nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy may be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Secured Party may remedy or waive any Event of Default under this Security Agreement without waiving the Event of Default remedied or waiving any prior or subsequent Event of Default. No forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver thereof or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

12. Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a decree of last resort, Debtor and Secured Party will promptly meet and negotiate in good faith substitute provisions for those rendered illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

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13. Representations, Warranties and Agreements. The Debtor represents, warrants and agrees as follows:

a. Power and Authority; Authorization. The Debtor has the authority and the legal right to execute and deliver, to perform his obligations under, and to grant the Security Interest on the Collateral pursuant to this Agreement

b. Validity. This Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

c. No Conflict. The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of the Debtor and will not result in the creation or imposition of any lien on any of the properties of the Debtor pursuant to any requirement of law or contractual obligation of the Debtor, or a default under any agreement to which the Debtor is a party, except as contemplated hereby.

d. No Consents, Etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Debtor), is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement; (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest), or (iii) the exercise by Secured Party of any rights provided for in this Agreement.

e.  Title. The Debtor has absolute title to each item of Collateral in existence on the date hereof, free and clear of all liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all liens, (iii) will keep all Collateral free and clear of all liens, and (iv) will defend all Collateral against all claims or demands of all persons other than the Secured Party. The Debtor will not sell, transfer, convey, assign or otherwise dispose of, or grant any option with respect to the Collateral or any interest therein, without the prior written consent of the Secured Party.

f.  Validity of Security Interest. The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, and (ii)  a perfected security interest in all Collateral.

g. Protection of Security. The Debtor shall, at its own cost and expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Secured Party in the Collateral and the priority thereof against any lien.

h. Covenants. The Debtor will:

(i)keep accurate and complete records pertaining to the Collateral;

(ii)from time to time execute such financing statements as Secured Party may reasonably require in order to perfect or maintain the Security Interest;

(iii) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement and the Notes; and

(iv)not exercise any right or take any action with respect to the Collateral that would dilute or adversely affect Secured Party’s rights in such Collateral or impose any restrictions upon the sale, transfer or disposition thereof;

IN WITNESS WHEREOF, Debtor has executed this Agreement this 3rd day of May, 2006.

DEBTOR:

_/s/ Tommy Allen__________
Tommy Allen

NOTEHOLDER:

Unicorp, Inc.
By: _/s/ Kevan Casey______________
Name: _Kevan Casey______________
Title: __CEO_____________________

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